Exhibit 99.1

Camping World Holdings, Inc. Reports Second Quarter 2023 Results, Record Used Vehicle Unit Sales, Aggressive RV Dealership Acquisition Pace Continues

LINCOLNSHIRE, IL – August 1, 2023 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (the “Company” or “CWH”), America’s Recreation Dealer, today reported results for the second quarter ended June 30, 2023.

Marcus Lemonis, Chairman and Chief Executive Officer of Camping World Holdings, Inc. stated, “We sold the most used units in our Company’s history, with record setting used vehicle gross profit. We’ve opened, acquired, or signed letters of intent on 30 dealership locations year-to-date. The unprecedented influx of acquisition opportunities has continued and the pipeline is robust. We plan to capitalize on it as we invest ahead of anticipated revenue growth in 2024 and beyond.”

Second Quarter-over-Quarter Operating Highlights

●	Revenue was $1.9 billion for the second quarter, a decrease of $267.9 million, or 12.4%.
●	Used vehicle revenue was a record $623.0 million for the second quarter, an increase of $67.0 million, or 12.1%, and used vehicle unit sales were a record 17,774 units, an increase of 2,219 units, or 14.3%.
●	New vehicle revenue was $800.9 million for the second quarter, a decline of $276.3 million, or 25.7%, and new vehicle unit sales were 18,897 units, a decrease of 4,507 units, or 19.3%.
●	Products, service and other revenue was $247.8 million for the second quarter, a decline of $30.2 million, or 10.9%. The decrease was driven by declines in our direct to manufacturer RV furniture revenues due to manufacturer shutdowns, our Active Sports Restructuring, and discounting to reduce inventory levels.
●	Same store used vehicle unit sales increased 8.8% for the second quarter, and same store new vehicle unit sales decreased 23.7%.
●	Gross profit was $571.1 million, a decrease of $145.7 million, or 20.3%. Total gross margin was 30.0%, a decrease of 301 basis points. The decrease in gross profit was driven largely by the decrease in new vehicle revenue and related finance and insurance revenue. The decrease in gross margin was primarily the result of lower average selling prices of new vehicles, which was partially offset by the increased sales mix of higher margin used vehicles.
●	Floor plan interest expense was $20.7 million, an increase of $11.9 million, or 136.7%, primarily as a result of the rise in interest rates. Other interest expense, net was $33.5 million, an increase of $18.6 million, or 124.4%, primarily as a result of the rise in interest rates and a higher average principal balance.
●	Net income was $64.7 million, a decrease of $133.3 million, or 67.3%, driven primarily by the pretax $101.6 million decrease in new vehicle gross profit, the $28.5 million decrease in finance and insurance gross profit on fewer vehicles sold, the $18.6 million increase in other interest expense, net, and the $11.9 million increase in floor plan interest, which was partially offset from the $20.2 million decrease in selling, general, and administrative expenses and lower income tax expense from these net reductions of pretax income.
●	Diluted earnings per share of Class A common stock was $0.64 in 2023 versus diluted earnings per share of Class A common stock of $2.01 in 2022. Adjusted earnings per share - diluted(1) of Class A common stock was $0.73 in 2023 versus adjusted earnings per share – diluted(1) of Class A common stock of $2.16 in 2022.
●	Adjusted EBITDA(1) was $139.3 million, a decrease of $138.4 million, or 49.8%, driven primarily by the $101.6 million decrease in new vehicle gross profit, the $28.5 million decrease in finance and insurance gross profit on fewer vehicles sold, and the $11.9 million increase in floor plan interest, which was partially offset from the $20.2 million decrease in selling, general, and administrative expenses(2).

(1)

Adjusted earnings per share – diluted and adjusted EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

(2)

The $20.2 million decrease in selling, general, and administrative expenses includes a $2.5 million decrease in equity-based compensation. Equity-based compensation is excluded from the calculation of Adjusted EBITDA (see the “Non-GAAP Financial Measures” section later in this press release).

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s second quarter 2023 financial results is scheduled for August 2, 2023, at 7:30 am Central Time. Investors and analysts can participate on the conference call by dialing 1-877-407-9039 (international callers please dial 1-201-689-8470) and using conference ID# 13739824. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. The Company’s position as sole managing member of CWGS, LLC includes periods where the Company has held a minority economic interest in CWGS, LLC. As of June 30, 2023, the Company owned 52.6% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enable us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle. With RV sales and service locations in 43 states, Camping World has grown to become the prime destination for everything RV. For more information, visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about macroeconomic and industry trends, dividend payments and capital allocation, our business plans and goals, the Company’s acquisition pipeline and plans, and future financial results, including long term revenue growth. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: general economic conditions, including inflation and interest rates; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions, new store openings and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; risks related to the cybersecurity incident announced in February 2022; our dependence on the availability of adequate capital and risks related to our debt; risks related to COVID-19; our ability to execute and achieve the expected benefits of our cost cutting or restructuring initiatives; our reliance on our fulfillment and distribution centers; natural disasters, including epidemic outbreaks; our dependence on our relationships with third party suppliers and lending institutions; risks associated with selling goods manufactured abroad; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; risks associated with our private brand offerings; we may incur asset impairment charges for goodwill, intangible assets or other long-lived assets; tax risks; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Future declarations of quarterly dividends are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, receipt of excess tax distributions from CWGS Enterprises, LLC, its business prospects and other factors that the Company’s Board of Directors may deem relevant.

We intend to use our official Facebook, Twitter, and Instagram accounts, each at the handle @CampingWorld, as well as the investor page of our website, investor.campingworld.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post through these social media channels and on our investor webpage may be deemed material. Accordingly, investors should subscribe to these accounts and our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts. These social media channels may be updated from time to time.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Good Sam Services and Plans	$51,038	$49,593	$97,405	$94,152
RV and Outdoor Retail
New vehicles	800,903	1,077,252	1,447,655	1,912,211
Used vehicles	622,962	555,958	1,067,708	958,990
Products, service and other	247,760	278,001	455,421	492,974
Finance and insurance, net	166,934	195,407	296,706	348,785
Good Sam Club	11,124	12,421	22,706	23,916
Subtotal	1,849,683	2,119,039	3,290,196	3,736,876
Total revenue	1,900,721	2,168,632	3,387,601	3,831,028
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	17,671	18,958	33,823	35,661
RV and Outdoor Retail
New vehicles	677,376	852,171	1,234,918	1,496,541
Used vehicles	480,419	414,169	822,366	716,994
Products, service and other	153,043	164,222	282,061	300,382
Good Sam Club	1,110	2,319	2,311	4,455
Subtotal	1,311,948	1,432,881	2,341,656	2,518,372
Total costs applicable to revenue	1,329,619	1,451,839	2,375,479	2,554,033

Gross profit (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	33,367	30,635	63,582	58,491
RV and Outdoor Retail:
New vehicles	123,527	225,081	212,737	415,670
Used vehicles	142,543	141,789	245,342	241,996
Products, service and other	94,717	113,779	173,360	192,592
Finance and insurance, net	166,934	195,407	296,706	348,785
Good Sam Club	10,014	10,102	20,395	19,461
Subtotal	537,735	686,158	948,540	1,218,504
Total gross profit	571,102	716,793	1,012,122	1,276,995

Operating expenses:
Selling, general, and administrative expenses	420,887	441,123	786,613	826,438
Depreciation and amortization	17,206	17,627	31,843	43,162
Long-lived asset impairment	477	2,618	7,522	2,618
Lease termination	—	944	—	1,122
(Gain) loss on sale or disposal of assets	(145)	381	(5,132)	430
Total operating expenses	438,425	462,693	820,846	873,770
Income from operations	132,677	254,100	191,276	403,225
Other expense:
Floor plan interest expense	(20,672)	(8,733)	(41,482)	(14,999)
Other interest expense, net	(33,518)	(14,935)	(64,631)	(29,236)
Other expense, net	(183)	(72)	(1,683)	(295)
Total other expense	(54,373)	(23,740)	(107,796)	(44,530)
Income before income taxes	78,304	230,360	83,480	358,695
Income tax expense	(13,581)	(32,375)	(13,854)	(53,411)
Net income	64,723	197,985	69,626	305,284
Less: net income attributable to non-controlling interests	(36,020)	(113,674)	(37,754)	(176,243)
Net income attributable to Camping World Holdings, Inc.	$28,703	$84,311	$31,872	$129,041

Earnings per share of Class A common stock:
Basic	$0.65	$2.02	$0.72	$3.03
Diluted	$0.64	$2.01	$0.71	$3.01
Weighted average shares of Class A common stock outstanding:
Basic	44,490	41,737	44,473	42,640
Diluted	44,804	42,139	84,783	43,171

Camping World Holdings, Inc. and Subsidiaries

Supplemental Data

	Three Months Ended June 30,		Increase		Percent
	2023	2022	(decrease)		Change
Unit sales
New vehicles	18,897	23,404	(4,507)		(19.3%)
Used vehicles	17,774	15,555	2,219		14.3%
Total	36,671	38,959	(2,288)		(5.9%)

Average selling price
New vehicles	$42,383	$46,029	$(3,646)		(7.9%)
Used vehicles	$35,049	$35,741	$(692)		(1.9%)

Same store unit sales(1)
New vehicles	17,426	22,827	(5,401)		(23.7%)
Used vehicles	16,630	15,288	1,342		8.8%
Total	34,056	38,115	(4,059)		(10.6%)

Same store revenue(1) ($ in 000s)
New vehicles	$739,091	$1,053,943	$(314,852)		(29.9%)
Used vehicles	580,065	548,082	31,983		5.8%
Products, service and other	188,653	211,157	(22,504)		(10.7%)
Finance and insurance, net	154,389	191,786	(37,397)		(19.5%)
Total	$1,662,198	$2,004,968	$(342,770)		(17.1%)

Average gross profit per unit
New vehicles	$6,537	$9,617	$(3,080)		(32.0%)
Used vehicles	8,020	9,115	(1,096)		(12.0%)
Finance and insurance, net per vehicle unit	4,552	5,016	(463)		(9.2%)
Total vehicle front-end yield(2)	11,808	14,433	(2,625)		(18.2%)

Gross margin
Good Sam Services and Plans	65.4%	61.8%	361	bps
New vehicles	15.4%	20.9%	(547)	bps
Used vehicles	22.9%	25.5%	(262)	bps
Products, service and other	38.2%	40.9%	(270)	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	90.0%	81.3%	869	bps
Subtotal RV and Outdoor Retail	29.1%	32.4%	(331)	bps
Total gross margin	30.0%	33.1%	(301)	bps

RV and Outdoor Retail inventories ($ in 000s)
New vehicles	$1,206,493	$1,329,604	$(123,111)		(9.3%)
Used vehicles	651,396	358,060	293,336		81.9%
Products, parts, accessories and misc.	218,570	307,789	(89,219)		(29.0%)
Total RV and Outdoor Retail inventories	$2,076,459	$1,995,453	$81,006		4.1%

Vehicle inventory per location ($ in 000s)
New vehicle inventory per dealer location	$6,156	$7,346	$(1,190)		(16.2%)
Used vehicle inventory per dealer location	$3,323	$1,978	$1,345		68.0%

Vehicle inventory turnover(3)
New vehicle inventory turnover	1.8	2.4	(0.6)		(23.4%)
Used vehicle inventory turnover	3.0	3.7	(0.7)		(18.8%)

Retail locations
RV dealerships	196	181	15		8.3%
RV service & retail centers	7	8	(1)		(12.5%)
Subtotal	203	189	14		7.4%
Other retail stores	—	1	(1)		(100.0%)
Total	203	190	13		6.8%

Other data
Active Customers(4)	5,218,340	5,460,819	(242,479)		(4.4%)
Good Sam Club members	2,036,119	2,077,410	(41,291)		(2.0%)
Service bays (5)	2,720	2,613	107		4.1%
Finance and insurance gross profit as a % of total vehicle revenue	11.7%	12.0%	(24)	bps	n/a
Same store locations	178	n/a	n/a		n/a

	Six Months Ended June 30,		Increase		Percent
	2023	2022	(decrease)		Change
Unit sales
New vehicles	32,809	42,424	(9,615)		(22.7%)
Used vehicles	30,206	26,531	3,675		13.9%
Total	63,015	68,955	(5,940)		(8.6%)

Average selling price
New vehicles	$44,124	$45,074	$(950)		(2.1%)
Used vehicles	$35,348	$36,146	$(798)		(2.2%)

Same store unit sales(1)
New vehicles	30,506	41,665	(11,159)		(26.8%)
Used vehicles	28,319	26,208	2,111		8.1%
Total	58,825	67,873	(9,048)		(13.3%)

Same store revenue(1) ($ in 000s)
New vehicles	$1,347,131	$1,881,619	$(534,488)		(28.4%)
Used vehicles	998,053	948,984	49,069		5.2%
Products, service and other	339,122	369,814	(30,692)		(8.3%)
Finance and insurance, net	276,259	344,027	(67,768)		(19.7%)
Total	$2,960,565	$3,544,444	$(583,879)		(16.5%)

Average gross profit per unit
New vehicles	$6,484	$9,798	$(3,314)		(33.8%)
Used vehicles	8,122	9,121	(999)		(11.0%)
Finance and insurance, net per vehicle unit	4,709	5,058	(350)		(6.9%)
Total vehicle front-end yield(2)	11,978	14,596	(2,618)		(17.9%)

Gross margin
Good Sam Services and Plans	65.3%	62.1%	315	bps
New vehicles	14.7%	21.7%	(704)	bps
Used vehicles	23.0%	25.2%	(226)	bps
Products, service and other	38.1%	39.1%	(100)	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	89.8%	81.4%	845	bps
Subtotal RV and Outdoor Retail	28.8%	32.6%	(378)	bps
Total gross margin	29.9%	33.3%	(346)	bps

RV and Outdoor Retail inventories ($ in 000s)
New vehicles	$1,206,493	$1,329,604	$(123,111)		(9.3%)
Used vehicles	651,396	358,060	293,336		81.9%
Products, parts, accessories and misc.	218,570	307,789	(89,219)		(29.0%)
Total RV and Outdoor Retail inventories	$2,076,459	$1,995,453	$81,006		4.1%

Vehicle inventory per location ($ in 000s)
New vehicle inventory per dealer location	$6,156	$7,346	$(1,190)		(16.2%)
Used vehicle inventory per dealer location	$3,323	$1,978	$1,345		68.0%

Vehicle inventory turnover(3)
New vehicle inventory turnover	1.8	2.4	(0.6)		(23.4%)
Used vehicle inventory turnover	3.0	3.7	(0.7)		(18.8%)

Retail locations
RV dealerships	196	181	15		8.3%
RV service & retail centers	7	8	(1)		(12.5%)
Subtotal	203	189	14		7.4%
Other retail stores	—	1	(1)		(100.0%)
Total	203	190	13		6.8%

Other data
Active Customers(4)	5,218,340	5,460,819	(242,479)		(4.4%)
Good Sam Club members	2,036,119	2,077,410	(41,291)		(2.0%)
Service bays(5)	2,720	2,613	107		4.1%
Finance and insurance gross profit as a % of total vehicle revenue	11.8%	12.1%	(35)	bps	n/a
Same store locations	178	n/a	n/a		n/a

(1)	Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.
(2)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used vehicle unit sales.

(3)	Inventory turnover calculated as vehicle costs applicable to revenue over the last twelve months divided by the average quarterly ending vehicle inventory over the last twelve months.
(4)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.
(5)	A service bay is a fully-constructed bay dedicated to service, installation, and collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In Thousands Except Per Share Amounts)

	June 30,	December 31,	June 30,
	2023	2022	2022
Assets
Current assets:
Cash and cash equivalents	$54,458	$130,131	$133,957
Contracts in transit	132,466	50,349	150,929
Accounts receivable, net	119,247	112,411	125,957
Inventories	2,077,024	2,123,858	1,995,796
Prepaid expenses and other assets	56,063	66,913	61,308
Assets held for sale	4,635	—	—
Total current assets	2,443,893	2,483,662	2,467,947

Property and equipment, net	785,003	758,281	688,297
Operating lease assets	730,460	742,306	711,589
Deferred tax assets, net	141,233	143,226	182,212
Intangible assets, net	15,028	20,945	22,943
Goodwill	655,744	622,423	507,284
Other assets	31,732	29,304	30,029
Total assets	$4,803,093	$4,800,147	$4,610,301
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$200,516	$127,691	$249,218
Accrued liabilities	192,639	147,833	238,941
Deferred revenues	96,850	95,695	95,730
Current portion of operating lease liabilities	61,808	61,745	60,816
Current portion of finance lease liabilities	5,337	10,244	10,563
Current portion of Tax Receivable Agreement liability	13,999	10,873	11,686
Current portion of long-term debt	26,766	25,229	15,826
Notes payable – floor plan, net	1,155,356	1,319,941	1,000,808
Other current liabilities	84,552	73,076	86,975
Liabilities related to assets held for sale	4,125	—	—
Total current liabilities	1,841,948	1,872,327	1,770,563

Operating lease liabilities, net of current portion	753,999	764,835	735,267
Finance lease liabilities, net of current portion	99,341	94,216	96,604
Tax Receivable Agreement liability, net of current portion	151,053	159,743	159,790
Revolving line of credit	20,885	20,885	20,885
Long-term debt, net of current portion	1,521,629	1,484,416	1,371,444
Deferred revenues	69,809	70,247	73,076
Other long-term liabilities	86,186	85,792	82,741
Total liabilities	4,544,850	4,552,461	4,310,370
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, par value $0.01 per share – 250,000 shares authorized; 49,571, 47,571, and 47,855 shares issued, respectively; 44,525, 42,441, and 41,789 shares outstanding, respectively	496	476	476
Class B common stock, par value $0.0001 per share – 75,000 shares authorized; 39,466, 41,466, and 69,066 shares issued, respectively; 39,466, 41,466, and 41,466 shares outstanding, respectively	4	4	4
Class C common stock, par value $0.0001 per share – 0.001 share authorized, issued and outstanding	—	—	—
Additional paid-in capital	115,844	106,051	127,508
Treasury stock, at cost; 5,046, 5,130, and 5,782 shares, respectively	(176,783)	(179,732)	(202,561)
Retained earnings	197,293	221,031	265,974
Total stockholders' equity attributable to Camping World Holdings, Inc.	136,854	147,830	191,401
Non-controlling interests	121,389	99,856	108,530
Total stockholders' equity	258,243	247,686	299,931
Total liabilities and stockholders' equity	$4,803,093	$4,800,147	$4,610,301

Camping World Holdings, Inc. and Subsidiaries

Summary of Consolidated Statements of Cash Flows (unaudited)

(In Thousands)

	Six Months Ended June 30,
	2023	2022

Net cash provided by operating activities	$227,964	$183,994

Investing activities
Purchases of property and equipment	(53,053)	(69,004)
Proceeds from sale of property and equipment	2,034	654
Purchases of real property	(36,981)	(28,033)
Proceeds from the sale of real property	35,603	6,809
Purchases of businesses, net of cash acquired	(74,414)	(38,188)
Purchases of and loans to other investments	(3,444)	(3,000)
Purchases of intangible assets	(1,652)	(743)
Net cash used in investing activities	(131,907)	(131,505)

Financing activities
Proceeds from long-term debt	59,227	—
Payments on long-term debt	(22,776)	(7,913)
Net (payments) proceeds on notes payable – floor plan, net	(131,462)	40,372
Proceeds from landlord funded construction on finance leases	—	6,028
Payments on finance leases	(2,847)	(3,042)
Proceeds from sale-leaseback arrangement	—	27,951
Payments on sale-leaseback arrangement	(92)	(42)
Payment of debt issuance costs	(858)	—
Dividends on Class A common stock	(55,610)	(52,538)
Proceeds from exercise of stock options	143	272
RSU shares withheld for tax	(625)	(1,517)
Repurchases of Class A common stock to treasury stock	—	(79,757)
Distributions to holders of LLC common units	(16,830)	(115,678)
Net cash used in financing activities	(171,730)	(185,864)

Decrease in cash and cash equivalents	(75,673)	(133,375)
Cash and cash equivalents at beginning of the period	130,131	267,332
Cash and cash equivalents at end of the period	$54,458	$133,957

Comparison of Certain Trends to Pre-COVID-19 Pandemic Periods

Beginning in the first quarter of 2021 and continuing through the first quarter of 2023, the Company experienced sequential decreases in new vehicle gross margin, primarily due to the higher cost of new vehicles resulting from the lower industry supply of travel trailers and motorhomes for much of 2021. However, second quarter 2023 new vehicle gross margins were slightly higher than a similar range that the Company experienced in the second quarter pre-COVID-19 pandemic periods of 2016 to 2019, which we believe are more typical demand environments than during the COVID-19 pandemic.

Additionally, the percentage of total unit sales relating to used vehicles was significantly higher in the second quarter of 2023 compared to the pre-COVID-19 pandemic periods of 2016 to 2019. The Company is continuing to execute on its used vehicle strategy, which differentiates it from the competition with proprietary tools, such as the RV Valuator, focus on the development and retention of its service technician team, and investment in its service bay infrastructure.

The following table presents vehicle gross margin and unit sales mix for the three months ended June 30, 2023 and pre-COVID-19 pandemic periods for the three months ended June 30, 2019, 2018, 2017, and 2016 (unaudited):

	Three Months Ended June 30,
	2023	2019(1)	2018(1)	2017(1)	2016(1)
Gross margin:
New vehicles	15.4%	12.5%	13.6%	15.1%	14.9%
Used vehicles	22.9%	21.6%	22.9%	25.9%	20.4%

Unit sales mix:
New vehicles	51.5%	67.9%	72.7%	70.7%	61.6%
Used vehicles	48.5%	32.1%	27.3%	29.3%	38.4%

(1) These periods were prior to the COVID-19 pandemic.

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2023	2022	2023	2022
Numerator:
Net income	$64,723	$197,985	$69,626	$305,284
Less: net income attributable to non-controlling interests	(36,020)	(113,674)	(37,754)	(176,243)
Net income attributable to Camping World Holdings, Inc. — basic	$28,703	$84,311	31,872	129,041
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	101	405	—	738
Add: reallocation of net income attributable to non-controlling interests from the assumed redemption of common units of CWGS, LLC for Class A common stock	—	—	28,569	—
Net income attributable to Camping World Holdings, Inc. — diluted	$28,804	$84,716	$60,441	$129,779
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	44,490	41,737	44,473	42,640
Dilutive options to purchase Class A common stock	29	44	22	66
Dilutive restricted stock units	285	358	243	465
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	—	—	40,045	—
Weighted-average shares of Class A common stock outstanding — diluted	44,804	42,139	84,783	43,171

Earnings per share of Class A common stock — basic	$0.65	$2.02	$0.72	$3.03
Earnings per share of Class A common stock — diluted	$0.64	$2.01	$0.71	$3.01

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Restricted stock units	1,099	3,256	1,608	2,448
Common units of CWGS, LLC that are convertible into Class A common stock	40,045	42,045	—	42,045

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, trailing twelve-month (“TTM”) Adjusted EBITDA, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry and are used by management to evaluate our operating performance, to evaluate the effectiveness of strategic initiatives and for planning purposes. By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA, as calculated for our subsidiary CWGS Group, LLC, to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and the presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. They should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, it is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this section and in the reconciliation tables below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

For periods beginning after December 31, 2022, we are no longer including the other associated costs category of expenses relating to the 2019 Strategic Shift as restructuring costs for purposes of our Non-GAAP Financial Measures, since these costs are not expected to be significant in future periods.

The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the Active Sports Restructuring and the 2019 Strategic Shift, loss and impairment on investments in equity securities, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and TTM Adjusted EBITDA to the most directly comparable GAAP financial performance measures (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
EBITDA and Adjusted EBITDA:
Net income	$64,723	$197,985	$69,626	$305,284
Other interest expense, net	33,518	14,935	64,631	29,236
Depreciation and amortization	17,206	17,627	31,843	43,162
Income tax expense	13,581	32,375	13,854	53,411
Subtotal EBITDA	129,028	262,922	179,954	431,093
Long-lived asset impairment (a)	477	2,618	7,522	2,618
Lease termination (b)	—	944	—	1,122
(Gain) loss on sale or disposal of assets, net (c)	(145)	381	(5,132)	430
Equity-based compensation (d)	6,492	8,968	12,850	20,642
Restructuring costs (e)	3,259	1,854	3,259	3,877
Loss and impairment on investments in equity securities (f)	184	—	1,683	—
Adjusted EBITDA	$139,295	$277,687	$200,136	$459,782

	Three Months Ended June 30,		Six Months Ended June 30,
(as percentage of total revenue)	2023	2022	2023	2022
Adjusted EBITDA margin:
Net income margin	3.4%	9.1%	2.1%	8.0%
Other interest expense, net	1.8%	0.7%	1.9%	0.8%
Depreciation and amortization	0.9%	0.8%	0.9%	1.1%
Income tax expense	0.7%	1.5%	0.4%	1.4%
Subtotal EBITDA margin	6.8%	12.1%	5.3%	11.3%
Long-lived asset impairment (a)	0.0%	0.1%	0.2%	0.1%
Lease termination (b)	—	0.0%	—	0.0%
(Gain) loss on sale or disposal of assets, net (c)	(0.0%)	0.0%	(0.2%)	0.0%
Equity-based compensation (d)	0.3%	0.4%	0.4%	0.5%
Restructuring costs (e)	0.2%	0.1%	0.1%	0.1%
Loss and impairment on investments in equity securities (f)	0.0%	—	0.0%	—
Adjusted EBITDA margin	7.3%	12.8%	5.9%	12.0%

	Three Months Ended				TTM Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
($ in thousands)	2023	2023	2022	2022	2023
Adjusted EBITDA:
Net income	$64,723	$4,903	$(57,201)	$102,948	$115,373
Other interest expense, net	33,518	31,113	25,983	20,526	111,140
Depreciation and amortization	17,206	14,637	18,935	18,207	68,985
Income tax expense	13,581	273	23,276	22,397	59,527
Subtotal EBITDA	129,028	50,926	10,993	164,078	355,025
Long-lived asset impairment (a)	477	7,045	726	887	9,135
Lease termination (b)	—	—	492	—	492
(Gain) loss on sale or disposal of assets, net (c)	(145)	(4,987)	232	(40)	(4,940)
Equity-based compensation (d)	6,492	6,358	6,413	6,792	26,055
Restructuring costs (e)	3,259	—	1,478	1,671	6,408
Loss and impairment on investments in equity securities (f)	184	1,499	—	—	1,683
Tax Receivable Agreement liability adjustment (g)	—	—	(114)	—	(114)
Adjusted EBITDA	$139,295	$60,841	$20,220	$173,388	$393,744
(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)

Represents the loss on the termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.

(c)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)	Represents restructuring costs relating to the Active Sports Restructuring during the three and six months ended June 30, 2023 and our 2019 Strategic Shift for periods ended on or before December 31, 2022. These restructuring costs include one-time termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.

(f)	Represents loss and impairment on investments in equity securities and interest income relating to any notes receivables with those investments for periods beginning after December 31, 2022. Amounts relating to periods prior to 2023 were not significant. These amounts are included in other expense, net in the condensed consolidated statements of operations. During the six months ended June 30, 2023, this amount included a $1.3 million impairment on an equity method investment.
(g)	Represents an adjustment to eliminate the gain on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, restructuring costs related to the Active Sports Restructuring and the 2019 Strategic Shift, loss and impairment on investments in equity securities, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed redemption, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the redemption of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands except per share amounts)	2023	2022	2023	2022
Numerator:
Net income attributable to Camping World Holdings, Inc.	$28,703	$84,311	$31,872	$129,041
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	477	2,618	7,522	2,618
Income tax expense for above adjustment (b)	(64)	(99)	(1,002)	(99)
Lease termination (c):
Gross adjustment	—	944	—	1,122
Income tax expense for above adjustment (b)	—	—	—	—
(Gain) loss on sale or disposal of assets (d):
Gross adjustment	(145)	381	(5,132)	430
Income tax benefit (expense) for above adjustment (b)	19	(3)	684	(3)
Equity-based compensation (e):
Gross adjustment	6,492	8,968	12,850	20,642
Income tax expense for above adjustment (b)	(872)	(951)	(1,729)	(2,288)
Restructuring costs (f):
Gross adjustment	3,259	1,854	3,259	3,877
Income tax expense for above adjustment (b)	(434)	—	(434)	—
Loss and impairment on investments in equity securities (g):
Gross adjustment	184	—	1,683	—
Income tax expense for above adjustment (b)	(25)	—	(225)	—
Adjustment to net income attributable to non-controlling interests resulting from the above adjustments (h)	(4,855)	(7,397)	(9,543)	(14,224)
Adjusted net income attributable to Camping World Holdings, Inc. – basic	32,739	90,626	39,805	141,116
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (i)	151	—	—	1,110
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (j)	(37)	—	—	(299)
Reallocation of net income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (i)	—	121,071	47,298	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (j)	—	(29,735)	(11,586)	—
Assumed income tax expense of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the dilutive redemption of common units in CWGS, LLC (k)	—	(511)	—	—
Adjusted net income attributable to Camping World Holdings, Inc. – diluted	$32,853	$181,451	$75,517	$141,927
Denominator:
Weighted-average Class A common shares outstanding – basic	44,490	41,737	44,473	42,640
Adjustments related to diluted calculation:
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (l)	—	42,045	40,045	—
Dilutive options to purchase Class A common stock (l)	29	44	22	66
Dilutive restricted stock units (l)	285	358	243	465
Adjusted weighted average Class A common shares outstanding – diluted	44,804	84,184	84,783	43,171

Adjusted earnings per share - basic	$0.74	$2.17	$0.90	$3.31
Adjusted earnings per share - diluted	$0.73	$2.16	$0.89	$3.29

Anti-dilutive amounts (m):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive redemption of common units in CWGS, LLC (i)	$40,724	$—	$—	$189,357
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive redemption of common units in CWGS, LLC (j)	$(9,934)	$—	$—	$(49,986)
Assumed income tax benefit of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the anti-dilutive redemption of common units in CWGS, LLC (k)	$—	$—	$—	$5,837
Denominator:
Anti-dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (l)	40,045	—	—	42,045

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands except per share amounts)	2023	2022	2023	2022
Reconciliation of per share amounts:
Earnings per share of Class A common stock — basic	$0.65	$2.02	$0.72	$3.03
Non-GAAP Adjustments (n)	0.09	0.15	0.18	0.28
Adjusted earnings per share - basic	$0.74	$2.17	$0.90	$3.31

Earnings per share of Class A common stock — diluted	$0.64	$2.01	$0.71	$3.01
Non-GAAP Adjustments (n)	0.09	0.15	0.18	0.28
Adjusted earnings per share - diluted	$0.73	$2.16	$0.89	$3.29

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)	Represents the current and deferred income tax expense or benefit effect of the above adjustments. For periods that ended on or before December 31, 2022, many of these adjustments were related to entities with full valuation allowances for which no tax benefit could be recognized. This assumption uses an effective tax rate of 25.3% and 25.4% for the adjustments for the 2023 and 2022 periods, respectively, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.
(c)	Represents the loss on termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from the lease termination fees and the derecognition of the operating lease assets and liabilities.
(d)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(e)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(f)	Represents restructuring costs relating to the Active Sports Restructuring during the three and six months ended June 30, 2023 and the 2019 Strategic Shift for periods that ended on or before December 31, 2022. These restructuring costs include one-time termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.
(g)	Represents loss and impairment on investments in equity securities and interest income relating to any notes receivables with those investments for periods beginning after December 31, 2022. Amounts relating to periods prior to 2023 were not significant. These amounts are included in other expense, net in the condensed consolidated statements of operations. During the six months ended June 30, 2023, this amount included a $1.3 million impairment on an equity method investment.
(h)	Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 47.4% and 50.2% for the three months ended June 30, 2023 and 2022, respectively, and 47.4% and 49.6% for the six months ended June 30, 2023 and 2022, respectively.
(i)	Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.
(j)	Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses an effective tax rate of 25.3% and 25.4% for the adjustments for 2023 and 2022 periods, respectively.
(k)	As a result of the LLC Conversion, this adjustment only relates to periods ended on or before December 31, 2022. Typically represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s previous equity structure, prior to the LLC Conversion, could not be used against the income of other consolidated subsidiaries of CWGS, LLC. Subsequent to the redemption of all common units in CWGS, LLC and prior to the LLC Conversion, the Company believes certain actions could have been taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rate of 25.4% during 2022 for the losses experienced by the consolidated C-corporations for which valuation allowances had been recorded. No assumed release of valuation allowance established for previous periods were included in these amounts. Beginning in 2023, these C-corporation losses offset income of other consolidated subsidiaries as a result of LLC Conversion at or around December 31, 2022.
(l)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(m)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(n)	Represents the per share impact of the Non-GAAP adjustments to net income detailed above (see (a) through (g) above).

Our “Up-C” corporate structure may make it difficult to compare our results with those of companies with a more traditional corporate structure. There can be a significant fluctuation in the numerator and denominator for the calculation of our adjusted earnings per share – diluted depending on if the common units in CWGS, LLC are considered dilutive or anti-dilutive for a given period. To improve comparability of our financial results, users of our financial statements may find it useful to review our earnings per share assuming the full redemption of common units in CWGS, LLC for all periods, even when those common units would be anti-dilutive. The relevant numerator and denominator adjustments have been provided under “Anti-dilutive amounts” in the table above (see (m) above).

Contacts

Investors:

Brett Andress

InvestorRelations@campingworld.com

Media Outlets:
PR-CWGS@CampingWorld.com